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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-86314) pertaining to the CompSavings Plan for Employees of CompUSA Inc. of our report dated June 23, 1997, with respect to the financial statements and supplemental schedules of the CompSavings Plan for employees of CompUSA Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP


Dallas, Texas
June 23, 1997